Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with this filing of Form 8-K/A (included in the exhibits to such Form 8-K/A) we hereby consent to the inclusion herein of our report dated September 14, 2007 on the financial statements of Pasani, S.A. de C.V. for the years ended December 31, 2006 and 2005.

/s/ Gruber & Company, LLC
Lake Saint Louis, Missouri

October 4, 2007